                                                                Exhibit 10.08


                         ARISTECH CHEMICAL CORPORATION
                            LONG TERM INCENTIVE PLAN

                                 PLAN DOCUMENT


1. PURPOSE

The Aristech Chemical Corporation (the "Company" or "Aristech") Long Term Incentive Plan ("LTIP" or the "Plan") has four key objectives:

  * Focus executives on measures of performance that lead to the sustained creation of value in the commodity chemicals industry

  *  Attract and retain talented executives for senior positions

  * Provide the opportunity for executives to earn competitive long term incentive awards, commensurate with performance

  * Align long term incentive payments with Aristech's performance over a multi-year period


2. EFFECTIVE DATE

The LTIP shall be effective upon approval by the Board of Directors of the Company (the "Board"), including the retroactive design of the Plan which allows performance cycles to commence the measurement of performance as of January 1, 1995.


3. PLAN ADMINISTRATION

The LTIP shall be administered by the Board. Mitsubishi Corporation, which maintains majority control (i.e., more than 50% of voting stock) of the Company, shall have the authority to designate a representative(s) (the "Mitsubishi Representative") to review and approve all aspects of the Plan, including the calculation of awards earned and payments to be made under the Plan. All determinations of the Board in the administration of the Plan shall be binding and conclusive on all parties. The Board may delegate all or any portion of its administrative responsibilities hereunder to a committee of the Board or any other designated individual or committee. In the event of such designation, references in this plan to the Board shall be deemed to refer to the Board's delegate.


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4. OVERVIEW

The LTIP establishes a target long term incentive opportunity for each selected Aristech executive that is intended to be competitive with the opportunities granted to similar executives at comparable companies. Actual awards earned may vary significantly from this target amount, based on the degree of attainment of performance objectives as set forth in this document. Awards earned under the provisions of this Plan will be paid in cash, although Plan participants will have the opportunity to defer receipt of such awards, if and to the extent permitted under the Company's deferred compensation plan(s).


5. LENGTH OF PERFORMANCE CYCLES

Performance cycles of the LTIP shall be four years in length. A new four-year performance cycle of the Plan shall start every two years; therefore, two performance cycles will be active at a given time.

Notwithstanding the aforementioned, performance cycles of shorter duration than four years may be established at the inception or conclusion of the Long Term Incentive Plan, as deemed appropriate by the Board and the Mitsubishi Representative, in order to provide appropriate long term incentive opportunities to management during periods of administrative transition.

For example, the first performance cycle payments under the LTIP shall be made in conjunction with a two-year transition performance cycle covering the 1995-1996 performance period. The first full, four-year performance cycle of the Plan shall start concurrently and cover the 1995-1998 period.


6. ELIGIBILITY FOR INDIVIDUAL PARTICIPATION

Members of Aristech's management team may be selected for participation in the LTIP by the Board. Criteria for selection include executives who hold positions that are typically eligible for long term incentives among comparable companies and executives who significantly contribute to decisions impacting the long term performance of the Company. Each participant shall be informed by the Company that he or she has been selected to participate in the Plan, and the amount of his or her individual target award, as defined under the first paragraph of Section 8, at the beginning of each cycle.





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7. SUPPLEMENTAL POOL ELIGIBILITY

The Board has the authority to establish the target amount of a supplemental award pool under the LTIP. The maximum amount of this pool shall be determined at the conclusion of the performance cycle, by multiplying the target amount of the supplemental pool by the percentage of the target award earned for the Company's performance during the performance cycle, as determined under the provisions of Section 15.

At the end of a performance cycle, this pool shall be distributed to top line and staff executives who are not eligible for individual target awards for that cycle.

The selection of recipients and amounts of individual awards under this supplemental LTIP pool shall be determined by the Corporate Management Committee (CMC) at the conclusion of a cycle, based on an individual's contribution to Company performance during the performance cycle.

Although the allocation of this supplemental pool shall occur only at the conclusion of a performance cycle, the CMC retains the authority to identify at any time during a cycle executives who may qualify for awards under this supplemental LTIP pool, and communicate to them the performance objectives by which the total amount of the pool will be determined. This identification shall in no circumstance entitle an executive to an award, of any size, under the supplemental pool. The Company has no obligation to distribute any amount of the supplemental pool earned.


8. TARGET AWARD LEVELS

At the beginning of each cycle, a target LTIP award, expressed as a percentage of an individual's base salary, will be established for each executive named as a participant in the Plan in accordance with Section 6. A participant's target award under the LTIP shall equal the stated percentage of salary multiplied by that individual's average base salary during the performance cycle, defined as the individual's entire aggregate salary during the performance cycle divided by the number of years in the cycle.

The total amount of the Company's target award pool shall equal the sum of the individual target awards as defined above, plus any supplemental target amount established by the Board in accordance with Section 7.





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9. PERFORMANCE MEASURES

Performance assessment under the plan is based on two performance measures:
Relative Return on Gross Assets (ROGA) and Growth in Gross Assets. The procedure for calculating actual performance on each of these measures is set forth below in Section 14.


10.  WEIGHTING OF PERFORMANCE MEASURES

For the purpose of determining actual awards to be paid from the target and supplemental pools, Relative ROGA shall be weighted 75% and Growth in Gross Assets shall be weighted 25%. In addition, the portion of the award from the target and supplemental pools based on Growth in Gross Assets is payable only if Aristech's ROGA during the period exceeds a minimum Return on Gross Assets established at the beginning of the cycle (the "ROGA threshold"). The ROGA threshold will be established for each cycle by the Board.


11.  DETERMINATION OF RELATIVE ROGA

Relative ROGA is defined as the comparison of Aristech's ROGA with the median ROGA of comparable chemical manufacturing companies with publicly-available
data.  These companies, as a group, are referred to as the "Peer Group."   A
schedule of awards to be earned based on this comparison is set forth in
Section 15.

In order to maintain a high degree of accuracy and comparability in determining the peer group median performance during a performance cycle, data must be available for a peer company in all years of the cycle. In the event that a peer's data are not available for all years, that company should be removed from the group (see also Sections 12 and 13 below).

The peer group for the initial cycle of the Plan has been developed in accordance with the provisions set forth above (see Attachment 1 for a list of companies included in the peer group).


12.  ADDITIONS TO THE PEER GROUP

From time to time, the Board may become aware that additional companies meet the criteria established in Section 11 for inclusion in the peer group. The Board may exercise the authority to add these companies to the peer group for subsequent cycles (i.e., cycles that have not begun at the time of potential peer additions).





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13.  SUBTRACTIONS FROM THE PEER GROUP

In the event that a peer company no longer publicly releases the data necessary for the calculations described in Section 14, that company will no longer be considered a member of the peer group. This removal from the peer group shall apply to both active and subsequent performance cycles, unless the removed company is reinstated to the peer group for future cycles in accordance with
Section 12.

From time to time, the Board may become aware that a member of the peer group has ceased to maintain comparability with the Company, as described in Section
11. The Board may exercise the authority to remove this company from the peer group for active and/or subsequent cycles. As a general rule, for active cycles, a company should not be removed from the peer group if it was comparable to Aristech for at least half of the cycle.


14.  CALCULATION OF PERFORMANCE

For the purpose of determining amounts to be paid from the target and supplemental pools under the Plan, Aristech's performance shall be calculated in accordance with the following definitions:

Return on Gross Assets (ROGA):
                                   EBIDAT       (defined below)
                                   divided by
                                   Average Gross Assets    (defined below; each
                                   year, the average of 13 month-end Gross
                                   Asset calculations, from December 31 of the preceding year to December 31 of that year)

Earnings before Interest and Depreciation After Taxes (EBIDAT):
                                   Net Income (after taxes) before
                                   Extraordinary Items
                    plus           After-Tax Interest Expense   (defined below)
                    plus           Depreciation and Amortization Expense

Gross Assets:
                                   Total Assets
                    less           NIBCL's      (defined below)
                    plus           Accumulated Depreciation and Amortization

Non-Interest Bearing Current Liabilities (NIBCL's):
                                   Current Liabilities
                    less           Current Portion of Long Term Debt

After-Tax Interest Expense:
                                   Pre-Tax Interest Expense
                    times          (1 minus Statutory Tax Rate)





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
Growth in Gross Assets (in percentage terms):
                                   End-of-year Gross Assets
                                   divided by
                                   Beginning-of-year Gross Assets
                                   minus 1

The LTIP is designed to measure "steady-state" operating performance. The Board may consider, as appropriate, the exclusion of major investments/divestitures from performance calculation for the year of the event and future years remaining in an active cycle, and such determination should be communicated to participants at the time of the event. As a general rule, for example, an asset such as a new plant would be included in performance calculations at the beginning of the next year after it is operational.

ROGA and Growth in Gross Assets shall be calculated for Aristech on an annual basis. At the conclusion of each cycle, Aristech's ROGA performance over the cycle shall be determined by averaging the Company's ROGA for each of the years comprising the cycle. Aristech's Growth in Gross Assets for the cycle shall be determined by averaging the Company's Growth in Gross Assets for each of the years comprising the cycle.

In addition, ROGA shall be calculated annually for each of the companies in the peer group. At the conclusion of each cycle, each company's ROGA performance over the period ("average ROGA") shall be determined by averaging that company's ROGA for each of the years comprising the cycle. The peer group median shall be defined as the value at which precisely half of the peer companies have a greater average ROGA and precisely half of the companies have a lesser average ROGA.

15.     AWARD SCHEDULE

75% of the total award opportunity under the target and supplemental pools is based on Aristech's Relative ROGA. This amount is payable in full if Aristech's average ROGA is equal to the median average ROGA of the peer group. In the event that Aristech's ROGA is greater or less than the peer median, the following schedule applies to all target awards, including the target amount of the supplemental pool:

Aristech                                           % of Relative ROGA-                 % of Total
Performance                                        Based Award Earned                  Award Earned
-----------                                        -------------------                 ------------
450+ basis points above median                             250%                          188%
300 basis points above median                              200%                          150%
150 basis points above median                              150%                          113%
Equal to the peer median                                   100%                          75%
150 basis points below median                              50%                           38%
More than 150 b.p. below median                             0%                            0%


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
NOTE: Interpolation will be used to determine awards for performance that falls between discrete points on the schedule above. The peer median is defined as the ROGA level at which precisely half of the companies in the peer group have a higher ROGA and half of the companies in the peer group have a lower ROGA.

The other 25% of the total award opportunity is based on Aristech's Growth in Gross Assets, provided that a minimum return is achieved. Assuming that Aristech's average ROGA over the performance cycle exceeds the threshold level, the following schedule applies for the Growth in Gross Assets portion of the
LTIP:

Average Annual Growth    % of Gross Asset Growth-    % of Total
in Gross Assets             Based Award Earned       Award Earned
---------------------    -------------------------  -------------
     10% or more                    250%                 63%
          8%                        200%                 50%
          6%                        150%                 38%
          4%                        100%                 25%
          2%                         50%                 13%
       Below 2%                       0%                  0%
or if 4-year average ROGA is
less than or equal to threshold       0%                  0%

NOTE: Interpolation will be used to determine awards for performance that falls between discrete points on the schedule above.

See Attachments 2 and 3 for an illustration of the calculation of awards.


16.      DISCRETIONARY ADJUSTMENTS

In determining the actual payments to be made to participants upon completion of a cycle, the Board may, in its discretion, increase or decrease the calculated value of the award; provided, however, this adjustment -- whether positive or negative -- may not exceed 10% of the total target award pool, as defined in Section 8, and the adjustments shall be proportioned among all of the participants.

Criteria for making discretionary adjustments include (but are not limited to): relative cost in the core businesses, new product development, cooperation with Mitsubishi Corporation to optimize commercial synergies, and environmental, health, and safety performance.





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17.      PAYOUT SCHEDULE

At the completion of each performance cycle, Aristech's performance will be evaluated and the award values for each participant under the target and supplemental pools will be determined based on the above schedules. Following review and approval by the Board, and subject to any discretionary adjustment the Board may make, 50% of the award will be paid to participants immediately. The remaining 50% of the award will be paid without interest during January of the following year (i.e., approximately one year after the completion of the performance cycle). Plan participants shall have the opportunity to defer receipt of such awards, if and to the extent permitted under the Company's deferred compensation plan(s).


18.      METHOD OF PAYMENT

All awards from the target and supplemental pools shall be paid in cash. The general funds of the Company shall be the sole source of payments under the Plan, and the Company shall have no obligation to establish any separate fund or trust or other segregation of assets to provide for LTIP payments. Nothing contained in this plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a participant or any other person. To the extent any person acquires rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.


19.      WITHHOLDING

The Company shall, to the extent required by law, have the right to deduct from payments of any kind otherwise due to the recipient the amount of any federal, state, or local taxes required by law to be withheld with respect to the amounts earned under the Plan.


20.      TERMINATION OF EMPLOYMENT

A participant's right to receive full or partial award payment from the target and supplemental pools in the event of termination of employment prior to completion of payment of awards for the performance cycle shall depend on the reason for termination:

         a) Retirement, disability, or involuntary termination without cause. The participant shall be entitled to a pro-rated award payment for all active cycles, based on the percentage of a





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
cycle (defined as the number of full months actively worked divided by the maximum number of months in the cycle) in which the participant was actively employed by the Company. This payment shall be made not at the time of termination, but at the same time as payments are made to participants continuing in the employ of the Company. Payment as a percentage of the target award to a participant shall be based on performance over the entire performance cycle, and be equal to the same percentage of target earned by participants in the Plan who remain employed by the Company for the entire cycle.

         b) Death. The beneficiary designated by a participant in accordance with Section 25 shall be entitled to a pro-rated award payment for all active cycles, based on the percentage of a cycle (defined as the number of full months actively worked divided by the maximum number of months in the cycle) in which the participant was actively employed by the Company. This payment shall be made at the same time as payments are made to other participants in the performance cycle, with payment as a percentage of the target award based on performance over the entire performance cycle, and equal to the same percentage of target earned by other participants in the Plan, unless the Board determines, in its discretion, that payment to the participant's beneficiary should be made as soon as practical following the participant's death. In the event that the Board elects to accelerate payment to the beneficiary, the award earned as a percentage of target shall be equal to the greater of 100%, or the actual amount earned as a percentage of target through the most recently-completed fiscal year.

         c) Voluntary termination or involuntary termination for cause. The participant will forfeit all rights to payments not yet made in connection with active cycles, or in connection with the 50% portion of earned awards for which it is mandatory for payment to be deferred for one year. The participant shall not forfeit amounts deferred at the election of the participant, except to the extent expressly provided in the applicable deferred compensation plan.

Following retirement, disability, or involuntary termination without cause, a participant shall forfeit any right to receive payment upon the commencement of employment or a consulting relationship with another company deemed to be a competitor of the Company by the Board.

For the purpose of this provision, "disability" shall be defined as the inability of a participant to complete the duties of the position that resulted in his/her selection to the Plan, for a period of at least 180 consecutive days. "Cause" shall be defined as (i) action by a participant involving willful and wanton malfeasance involving specifically a wholly wrongful and unlawful act; (ii) a participant being convicted of a felony;

(iii) a material violation by a participant of any rule, regulation, or policy of the Company generally applicable to all employees; or (iv) a participant's failure or refusal to substantially perform a material duty of such participant's employment, as determined in the unanimous judgment of the Executive Committee of the Board, other than the participant if such participant is a member of the Executive Committee of the Board. For the purpose of the Plan, a participant shall not be subject to termination for "Cause" without (A) reasonable written notice to the participant setting forth the reasons for the Company's intent to terminate the participant and (B) an opportunity for the participant to cure any of the actions or omissions forming the basis for such intended termination, if possible, within 15 days after receipt of such written notice.


21.      AMENDMENT AND TERMINATION OF THE PLAN

The LTIP shall remain in effect unless revoked by the Board.

The Board may modify, alter, amend, or terminate the Plan at any time. Any such action shall take effect at the beginning of the next cycle of the Plan, unless stated otherwise by the Board, and shall continue for any subsequent cycles of the Plan. Notwithstanding the foregoing, after the occurrence of a change in control (as defined in Section 22), no amendment to the Plan may reduce the benefits payable under the Plan to a participant with respect to a performance cycle that is active at the time such change in control occurs.

Notwithstanding the aforementioned, the Board also retains the authority to terminate a cycle while in progress. In this event, payment to participants, as a percentage of the target award, shall be the greater of:

         i)      100% of the target award level, or

         ii)     The actual percentage of the award earned prior to termination

The actual amount paid shall be pro-rated by multiplying the amount earned as a percentage of target, as defined above, times a participant's target award, times the fraction representing the number of full months completed in the cycle divided by the maximum number of months in the cycle (i.e., 48 months for a four-year cycle).


22.      CHANGE IN CONTROL

         a) Change in Control. The LTIP shall terminate upon the consummation of a change in control, as defined below, or an initial public offering of Company stock, unless extended by the acquiring or continuing entity. If the Plan is terminated in accordance with this provision, all cycles of the Plan shall terminate immediately, and a pro-rated award payment shall be made in cash, in accordance with Section 22 (b).

         b) Calculation of Award Payment following a Change in Control. The amount of the award earned for each cycle, as a percentage of the target award, shall be defined as the greater of:

         i)      100% of the target award level, or

         ii) The actual percentage of the award earned prior to the change in control

The actual amount paid shall be pro-rated by multiplying the amount earned as a percentage of target, as defined above, times a participant's target award, times the fraction representing the number of full months completed in the cycle divided by the maximum number of months in the cycle (i.e., 48 months for a four-year cycle; see Attachment 4 for an illustration of this calculation).

Inasmuch as the LTIP is designed to have two active cycles at any given time, the total amount paid to participants will, under most circumstances, equal the sum of two awards earned based on this methodology.

Payments shall be made to participants within 90 days following the termination of the Plan under these provisions.

A change in control shall be defined as: (i) any transaction that results in Mitsubishi Corporation and its subsidiaries (collectively, the "MC Group") no longer being the beneficial owner of stock possessing at least fifty percent (50%) of the combined voting power of the issued and outstanding shares of all classes of the Company's stock entitled to vote generally in the election of directors ("Voting Stock"), whether as a result of the issuance of securities of the Company, any direct or indirect transfer of securities of the Company or otherwise; or (ii) approval by the stockholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, the MC Group beneficially owns, directly or indirectly, stock possessing at least fifty percent (50%) of the total combined voting power of the issued and outstanding shares of all classes of Voting Stock of the corporation resulting from such reorganization, merger or consolidation; or (iii) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (iv) the sale or disposition of 60% or more by value of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, the MC Group beneficially owns, directly or indirectly, stock possessing at least fifty percent (50%) of the total combined voting power of the issued and outstanding shares of all classes of Voting Stock.


23.      EXCLUSION FROM EMPLOYEE BENEFITS

Payments under the Plan shall in no circumstance be included as compensation for the purpose of determining any retirement income, life insurance, or any other related employee benefit program.


24.      ASSIGNMENT OF EMPLOYEE RIGHTS

No employee has a claim or right to be a participant in the Plan, to continue as a participant, or to be granted awards under the Plan. The Company is not obligated to give uniform treatment (e.g., equal target amounts, etc.) to participants. Participation in the Plan does not give a participant the right to be retained in the employment of the Company, nor does it imply or confer any other employment rights.

Nothing contained in the Plan will be construed to create a contract of employment with any participant.


25.      BENEFICIARY DESIGNATION

A participant may designate a beneficiary or beneficiaries to receive, in the event of the participant's death, all or part of the amounts to be distributed to the participant under the Plan. A designation of a beneficiary may be replaced by a new designation or may be revoked by the participant at any time. A designation or revocation shall be on a form to be provided for such purpose and shall be signed by the participant and delivered to the Company prior to the participant's death. Any amount that is distributable to a participant upon death and is not subject to such a designation shall be distributed to the participant's estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under the Plan, the amount in question may be paid to the estate of the participant, in which event the Company shall have no further liability to any one with respect to such amount.


26.      DEMOTION

The Board has the authority to remove from the Plan during an active cycle a participant who has been demoted to a position within the Company which is not eligible for participation in the

LTIP. In this event, the participant shall be entitled to a pro-rated payment, based on performance over the entire Plan cycle, and made at the same time as payments to continuing participants are made. The amount of this payment shall be equal to the percentage of the target award earned by participants for the entire cycle, multiplied by the demoted participant's target award, multiplied by the fraction equal to the number of full months in the cycle completed prior to the demotion divided by the maximum number of months in the cycle.


27.      VALIDITY

In the event any provision of the Plan is held invalid, void, or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provision of the Plan.


28.      APPLICABLE LAW

The Plan will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania other than the conflict of laws provisions thereof.





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
                                                                    Attachment 1

                                  COMPANY NAME
                                  ------------
                                  Albemarle Corp.

                                  Arco Chemical

                                  Borden Chemicals & Plastics

                                  Ethyl Corp.

                                  Geon Company

                                  Georgia Gulf Corp.

                                  Hercules Inc

                                  Lyondell Petrochemical Co.

                                  Rohm & Haas Co.

                                  Uniroyal Chemical Corp.

                                  Witco Corp.

                                                                Attachment 2


                     Illustration -- CALCULATION OF AWARDS
                                 Aristech LTIP
                   1995-1996 Cycle (2-Year Transition Cycle)


                                            Performance                      LTIP                   Award
                                            ------------                     Cycle                  Pool
                                            Year 1  Year 2                   Average                ($000's)
TARGET AWARD POOL*                                                                                   $2,600

RETURN ON GROSS ASSETS
  Weighting: 75% of Total
  Award                                                                                              $1,950

Example:
  Aristech                                   15.0%        10.5%               12.8%
  Peer Group Median                          10.0%        12.0%               11.0%
                                                                              -----
  Performance
  (Basis point spread)                                                        180 basis
                                                                              points
                                                                              above peer
                                                                              median

  ROGA-based payment                                                          160%                   $3,120
  as a % of Target                                                            of
                                                                              Target

GROWTH IN GROWTH ASSETS
  Weighting: 25% of Total Award                                                                        $650

Example:
  Aristech                                   2.7%         6.6%                4.7%
                                                                              ----
  Growth-based payment                                                        118%                     $767
  as a % of Target                                                            of
                                                                              Target                   ____

TOTAL AWARD POOL EARNED based on Performance*                                                        $3,887

  as a % of Target Award Pool                                                                           150%


* Includes supplemental award pool

                                                                    Attachment 3

                     Illustration -- CALCULATION OF AWARDS
                                 Aristech LTIP
                   1995-1998 Cycle (First Full 4-Year Cycle)

                                        Performance
                           Year         Year        Year        Year      LTIP Cycle      Award Pool
                            1            2           3           4           Average       ($000's)
TARGET AWARD POOL*                                                                          $2,600

RETURN ON GROSS ASSETS
  Weighting: 75% of Total Award                                                             $1,950

Example:
  Aristech                15.0%        10.5%       12.5%       20.0%          14.5%
  Peer
  Group Median            10.0%        12.0%       10.5%       11.5%          11.0%
                                                                             -----

  Performance                                                            350 basis points
  (Basis point spread)                                                   above peer median

  ROGA-based payment                                                           217%         $4,232
  as a % of Target                                                          of Target

GROWTH IN GROSS ASSETS
  Weighting: 25% of Total Award                                                               $650

Example:
  Aristech                 2.7%         6.6%        4.3%        6.4%           5.0%
                                                                              ----

  Growth-based payment                                                         125%           $813
  as a % of Target                                                          of Target

TOTAL AWARD POOL EARNED based on Performance*                                               $5,044

  as a % of Target Award Pool                                                                  194%


*Includes supplemental award pool

                                                                    Attachment 4
                     Illustration -- CALCULATION OF AWARDS
                                 Aristech LTIP
                          Change in Control Provisions

All dollars in thousands

  Performance                       ---------------------------------------Year---------------------------------
  Assumptions                       1995       1996       1997       1998       1999     2000     2001      2002

PAYMENT SCHEDULE: Without Change in Control

Cycle A

 Amount Earned as %
   of Target                        149%
 Total Award Pool
   Earned                        $3,874

                                        50% Paid at                   50% Paid
                                        End of Cycle              One Year Later
                                          ($1,937)                    ($1,937)
Cycle B

 Amount Earned as %
   of Target                                     194%
 Total Award Pool Earned                      $5,044

                                                                    50% Paid at                50% Paid
                                                                   End of Cycle             One Year Later
                                                                     ($2,522)                  ($2,522)
Cycle C

 Amount Earned as % of Target                                           130%
 Total Award Pool Earned                                             $3,380

                                                                    50% Paid at                50% Paid
                                                                   End of Cycle             One Year Later
                                                                     ($1,690)                  ($1,690)

PAYMENT SCHEDULE:  Assumes Change in Control January 1,1998

Cycle A

 Amount Earned as % of Target*   149%
 Total Award Pool Earned        $3,874


                             50% Paid at             50% Paid
                            End of Cycle           One Year Later
                                ($1,937)             ($1,937)

Cycle B (Based on Performance from Jan '95 to Dec '97)

 Amount Earned as % of Target               148%
 Award Pool Earned for Full Cycle          $3,848
 Pro-Rated at 75% (Jan '95 - Dec '97)      $2,886


                                       Paid at Change
                                        in Control
                                         ($2,886)

Cycle C (Based on Performance from Jan '97 to Dec '97)

 Amount Earned as % of Target*                                                                  152%
Award Pool Earned for Full Cycle                                                              $3,952
 Pro-Rated at 25% (Jan '97 - Dec '97)                                                           $988


Total Change in Control Payment                                       $2,886                Paid at Change
                                                                      + $988                  in Control
                                                                      ------                    ($988)
                                                                      $3,874

* In the event of a change in control, the minimum amount earned as a percent of target is 100%

NOTE: Assumes total target pool of $2.6 million (including the supplemental pool) for all LTIP cycles

  Performance levels shown are for illustrative purposes only

                                                                    Attachment 5

                    APPROVED PARAMETERS FOR FIRST TWO CYCLES
                                 Aristech LTIP
                         1995-1996 and 1995-1998 Cycles


                                                                  2-Year                        First
                                                              Transition Cycle                Full Cycle
Issue                                                            1995-1996                    1995-1998
--------------------------------------------------------------------------------------------------------
Target Awards for Individual Participants (as % of Salary)
  CEO                                                             160%                          160%
  COO                                                             120%                          120%
  Other CMC Members                                               100%                          100%

Approximate Target Award Pool                                  $1,600,000                    $1,600,000
  (assuming 6 Individual Participants)

Supplemental Target Award Pool                                 $1,000,000                    $1,000,000

Approximate Total Target Award Pool                            $2,600,000                    $2,600,000


ROGA Threshold                                                      8%                            8%